SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                               Form S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          EASTMAN KODAK COMPANY
             (Exact name of registrant as specified in its charter)

New Jersey                                      16-0417150
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

343 STATE STREET, ROCHESTER, NEW YORK           14650
(Address of principal executive offices)        (Zip code)

                          EASTMAN KODAK COMPANY
                          1998 STOCK OPTION PLAN
                          FOR PICTUREVISION, INC.
                          (Full title of the plan)

                         JOYCE P. HAAG, Secretary
                          Eastman Kodak Company
                           343 State Street
                       Rochester, New York 14650
                           (716) 724-4368
        (Name, address, and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE



    Title of          Amount to be     Proposed          Proposed          Amount of
Securities to be       Registered:     Maximum           Maximum         Registration
   Registered:                       Offering Price      Aggregate           Fee
                                      Per Share(1):    Offering Price:
----------------      ------------   --------------    ---------------   --------------
Common Stock          350,000        $67.53125         $23,635,937.50    $6,972.60
par value $.2.50
per share



(1)	Determined on the basis of the average of the high and low prices of Kodak Common Stock as reported in the New York Stock Exchange Composite Transactions as published in The
Wall Street Journal for June 19, 1998 solely for the purpose of determining the registration fee pursuant to Rule 457 (c) and (h).

Approximate date of commencement of the proposed sale of the securities to the public:
From time to time after the Registration Statement becomes effective.

PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


The following information previously filed by Eastman Kodak Company ("Kodak") with the Securities and Exchange Commission (the
"Commission") is incorporated herein by reference:

Annual Report on Form 10-K, as amended, for the year ended December
31, 1997;

Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;
and

Proxy Statement on Schedule 14A dated March 20, 1998.

All documents filed by Kodak with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Description Of Kodak Common Stock

The following is a brief description of Kodak Common Stock.

Dividend Rights

Each share of Kodak Common Stock ranks equally with all other shares of Kodak Common Stock with respect to dividends. Dividends may be declared by the Board of Directors and paid by Kodak at such times as the Board of Directors determines, all pursuant to the provisions of the New Jersey Business Corporation Act.

Voting Rights

Each holder of Kodak Common Stock is entitled to one vote per share of such stock held. Kodak Common Stock does not have cumulative voting rights. Holders of Kodak Common Stock are entitled to vote on all matters requiring shareholder approval under New Jersey law and Kodak's Restated Certificate of Incorporation and By-Laws, and to elect the members of the Board of Directors. Directors are divided into three classes, each such class, as nearly as possible, having the same number of directors. At each annual meeting of the shareholders, the directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the shareholders for a term expiring at the third succeeding annual meeting of the shareholders.



Liquidation Rights

Holders of Kodak Common Stock are entitled on liquidation to receive all assets which remain after payment to creditors and holders of preferred stock.

Preemptive Rights

Holders of Kodak Common Stock are not entitled to preemptive rights. There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments by Kodak with respect to Kodak Common Stock.


Item 4.  DESCRIPTION OF SECURITIES

Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the securities being offered hereby will be passed upon by Gary P. Van Graafeiland, General Counsel and Senior Vice President of Kodak. Mr. Van Graafeiland owns and has options to purchase Kodak Common Stock, but is not eligible to receive awards under the Plan.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 14A:3-5 of the New Jersey Business Corporation Act empowers a corporation to indemnify its directors, officers, and employees against expenses or liabilities in connection with any proceeding involving such persons by reason of their being such directors, officers, or employees. Article 6 of Kodak's Restated Certificate of Incorporation and Article 8, Section 2 of Kodak's by-laws provides for indemnification, to the full extent permitted by law, of Kodak's directors, officers, and employees. In addition, Kodak maintains directors and officers liability insurance protecting its directors and officers against certain liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


Item 8.  EXHIBITS

Exhibit
Number         Exhibit

3(A)           Certificate of Incorporation

3(B)           By-laws

4              Eastman Kodak Company 1998 Stock Option Plan For
PictureVision, Inc.

5              Opinion of Gary P. Van Graafeiland as to the legality
of the securities registered

23A            Consent of Price Waterhouse LLP, independent
accountants

23B            Consent of Gary P. Van Graafeiland (included in
Exhibit 5 to this Registration Statement)


Item 9.  UNDERTAKINGS

Updating Information

(a)   The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section
15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Indemnification of Certain Persons

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 25th day of June, 1998.


EASTMAN KODAK COMPANY



      /s/ George M.C. Fisher
By:   George M.C. Fisher,
Chairman of the Board and Chief Executive Officer

      /s/ Harry L. Kavetas
By:   Harry L. Kavetas,
      Chief Financial Officer and Executive Vice President (Principal Financial Officer)

      /s/ Jesse J. Greene, Jr.
By:   Jesse J. Greene, Jr.,
Treasurer, Vice President, Finance and Acting Controller
(Principal Accounting Officer)



POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Gary P. Van Graafeiland and Joyce P. Haag, acting alone or together, as such person's true and lawful attorney-in-fact and agent with full powers of substitution and revocation, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities indicated on June 25, 1998.

Name, Title:

Richard S. Braddock, Director       /s/ Richard S. Braddock

Daniel A. Carp, Director            /s/ Daniel A. Carp

Martha Layne Collins, Director      /s/ Martha Layne Collins

Alice F. Emerson, Director          /s/ Alice F. Emerson

George M.C. Fisher, Director        /s/ George M.C. Fisher

Paul E. Gray, Director              /s/ Paul E. Gray

Durk I. Jager, Director             /s/ Durk I. Jager

Harry L. Kavetas, Director          /s/ Harry L. Kavetas

Paul H. O'Neill, Director           /s/ Paul H. O'Neill

John J. Phelan, Jr., Director       /s/ John J. Phelan, Jr.

Laura D'Andrea Tyson, Director      /s/ Laura D'Andrea Tyson

Richard A. Zimmerman, Director      /s/ Richard A. Zimmerman


EASTMAN KODAK COMPANY
REGISTRATION STATEMENT ON FORM S-8
EASTMAN KODAK COMPANY 1998 STOCK OPTION PLAN FOR PICTUREVISION, INC.

                              INDEX TO EXHIBITS

Exhibit
Number       Exhibit                         Location
   ---          --------------------------      ------------------------------------

3(A)         Certificate of Incorporation    Incorporated by reference to
                                             Annual Report on Form 10-K for
                                             the fiscal year ended December
                                             25, 1988, Exhibit 3

3(B)         By-laws                         Incorporated by reference to Annual
                                             Report on Form 10-K for the fiscal year
                                             ended December 31, 1997, Exhibit 3

4            Eastman Stock Company 1998       *
             Stock Option Plan For
             PictureVision, Inc.

5            Opinion of
             Gary P. Van Graafeiland
             as to the legality
             of the securities registered     *

23(A)        Consent of Price Waterhouse
             LLP, independent accountants     *

23(B)        Consent of                       Included in Exhibit 5 to this
             Gary P. Van Graafeiland          Registration Statement

* Included as part of the electronic submission of this Registration Statement


EXHIBIT 4

EASTMAN KODAK COMPANY
1998 STOCK OPTION PLAN
FOR
PICTUREVISION, INC.


Article                                         Page

1.	Purpose and Term of Plan------------------09

2.	Definitions-------------------------------10

3.	Eligibility-------------------------------13

4.	Plan Administration-----------------------13

5.	Form of Awards----------------------------14

6.	Shares Subject to Plan--------------------15

7.	Stock Options-----------------------------16

8.	SARs--------------------------------------17

9.	Payment of Awards-------------------------17

10.	Change In Ownership-----------------------18

11.	Change In Control-------------------------19

12.	Miscellaneous-----------------------------20



Copyright 1998, Eastman Kodak Company


ARTICLE 1  --  PURPOSE AND TERM OF PLAN

1.1  Purpose

The Eastman Kodak Company 1998 Stock Option Plan For PictureVision, Inc. has been established by Kodak (i) to attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other companies; and (iv) further identify Participants' interests with Kodak's shareholders through compensation that is based on Kodak Common Stock.


1.2  Term

Subject to Section 1.3 below, the Plan shall become effective on February 12, 1998 Awards shall not be granted pursuant to the Plan after February 11, 2003.

1.3  Strategic Alliance

The terms of the Plan are contingent upon PVI and Kodak entering into a strategic alliance. The effective time of the transfer of a majority of the aggregate number of shares of common stock, Series A, Series B, and Series C preferred stock, on a fully diluted basis, as envisioned in the Stock Purchase Agreement by and between Kodak and PVI shall hereinafter be referred to as the "Closing." If for any reason, the Closing does not occur, the terms of this Plan, without further action, shall be null and void. No Awards may be granted under the Plan until after the Closing.

 ARTICLE 2  --  DEFINITIONS

 2.1  Approved Reason

 "Approved Reason" means a reason for terminating employment with PVI which, in the opinion of the Committee, is in the best interests of PVI.

 2.2  Award

 "Award" means any form of stock option or SARs granted under the Plan to a Participant by the Committee pursuant to the terms, conditions, restrictions and limitations of the Plan and those that the Committee may establish by the Award Notice or otherwise.

 2.3  Award Notice

 "Award Notice" means a written notice from Kodak to a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

 2.4  Board

 "Board" means the Board of Directors of Kodak.

 2.5  Change In Control

 "Change In Control" means a change in control of Kodak of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on August 1, 1989, pursuant to
Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than Kodak, a Subsidiary, or any employee benefit plan(s) sponsored by Kodak or any Subsidiary, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of Kodak ordinarily having the right to vote at the election of directors, or (ii) individuals who constitute the Board on February 12, 1998 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to February 12, 1998 whose election, or nomination for election by Kodak's shareholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Kodak in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

 2.6  Change In Control Price

 "Change In Control Price" means the highest closing price per share paid for the purchase of Common Stock on the New York Stock Exchange during the ninety (90) day period ending on the date the Change In Control occurs.

 2.7  Change In Ownership

 "Change In Ownership" means a Change In Control which results directly or indirectly in Kodak's Common Stock ceasing to be actively traded on the New York Stock Exchange.

 2.8  Code

 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

 2.9  Committee

 "Committee" means the Executive Compensation and Development
Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

 2.10  Common Stock

 "Common Stock" means common stock, $2.50 par value per share, of Kodak.

 2.11  Company

 "Company" means Kodak and its Subsidiaries.


2.12  Disability

"Disability" means a disability under the terms of any long-term disability plan maintained by PVI.

2.13  Effective Date

 "Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award.

 2.14  Eligible Employee

 "Eligible Employee" means any employee of PVI or any employee of any legal entity which is 100% owned by PVI.

 2.15  Exchange Act

 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

 2.16  Kodak

 "Kodak" means Eastman Kodak Company.

 2.17  Participant

 "Participant" means an Eligible Employee to whom an Award has been granted by the Committee under the Plan.

2.18  Plan

 "Plan" means the Eastman Kodak Company 1998 Stock Option Plan For PictureVision, Inc.

2.19  PVI

"PVI" means PictureVision, Inc.

2.20  Retirement

"Retirement" means retirement under any defined benefit pension plan maintained by PVI which is either a tax-qualified plan under
Section 401(a) of the Code or is identified in writing by the Committee as a defined benefit pension plan. In the event PVI does not maintain a defined benefit pension plan, "Retirement" shall have the same meaning for purposes of this Plan as that given to it under the terms of the Kodak Retirement Income Plan ("KRIP").

A Participant must voluntarily terminate his or her employment with PVI in order for his or her termination of employment to be for "Retirement."


2.21  SARs

"SARs" mean an Award granted under Article 8 in the form of stock appreciation rights. SARs entitle the Participant to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value of the Common Stock on the date of exercise.

2.22  Subsidiary

"Subsidiary" means a corporation or other legal entity in which Kodak directly or indirectly has an ownership interest of more than 50%.

ARTICLE 3  --  ELIGIBILITY

3.1  In General

Subject to the terms of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become Participants in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Once a Participant is selected to receive an Award, the Committee shall determine the size of the Award(s) to be made to the Participant and shall establish in the related Award Notice(s) the terms, conditions, restrictions and/or limitations, if any, applicable to the Award(s) in addition to those set forth in this Plan and any administrative rules and regulations issued by the Committee.

3.2  No Right to an Award

No Eligible Employee shall have any right to be granted an Award under the Plan, as all Awards granted hereunder are granted in the sole and absolute discretion of the Committee.

ARTICLE 4  --  PLAN ADMINISTRATION


4.1  Responsibility

The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2  Authority of the Committee

The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) interpret the Plan; (b) determine eligibility for participation in the Plan; (c) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (d) construe any ambiguous provision of the Plan; (e) correct any default; (f) supply any omission; (g) reconcile any inconsistency; (h) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (i) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (j) determine the form in which an Award shall be granted under the Plan; (k), to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; (l) accelerate the vesting, exercise, or payment of an Award when such action or actions would be in the best interest of Kodak; and (m) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

4.3  Discretionary Authority

The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of the Plan that the decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.4  Action by the Committee

The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.

4.5  Delegation of Authority

The Committee may delegate some or all of its responsibilities and powers under the Plan to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such delegation may be revoked by the Committee at any time.

ARTICLE 5  --  FORM OF AWARDS

5.1  In General

Awards may, at the Committee's sole discretion, be granted in the form of stock options pursuant to Article 7 or SARs pursuant to
Article 8. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole judgment, subject an Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise and restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan.

5.2  Foreign Jurisdictions

Awards may be granted, without amending the Plan, to Participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan or to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such supplement or alternative version shall increase the number of available shares under Section 6.1

ARTICLE 6  --  SHARES  SUBJECT TO PLAN

6.1  Available Shares

The maximum number of shares of Common Stock, $2.50 par value per share, of Kodak which shall be available for grant of Awards under the Plan during its term shall not exceed 350,000. (Such amount shall be subject to adjustment as provided in Section 6.2.) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock shall not be available again for grant under the Plan. The shares of Common Stock available for issuance under the Plan shall be treasury shares.

6.2  Adjustment to Shares

If the number of outstanding shares of Common Stock shall, at any time, be increased or decreased or changed or converted into cash or other property as a result of (a) any subdivision or consolidation of shares, stock dividend, stock split, recapitalization, reclassification or similar capital adjustment or (b) any combination, exchange of shares or similar event arising from Kodak's participation in any corporate merger, consolidation, or similar transaction in which Kodak is the surviving entity and is not substantially or completely liquidated, the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) any other adjustment the Committee determines to be equitable.


ARTICLE 7  --  STOCK OPTIONS

7.1  In General

Awards may be granted under the Plan by the Committee to Eligible
Employees in the form of stock options. These stock options shall be non-qualified stock options (i.e., stock options which are not incentive stock options).

7.2  Terms and Conditions of Stock Options

An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than 100% of the fair market value of the Common Stock, as determined by the Committee, on the Effective Date of the option's grant. Moreover, all options shall not expire later than 10 years from the Effective Date of the option's grant. Stock options shall not be repriced, i.e., there shall be no grant of a stock option(s) to a Participant in exchange for a Participant's agreement to cancellation of a higher-priced stock option(s) that was previously granted to such Participant.

7.3  Additional Terms and Conditions

The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan.

7.4  Exercise

Upon exercise, the option price of a stock option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Stock options awarded under the Plan may be exercised by way of Kodak's broker-assisted stock option exercise program, provided such program is available at the time of the option's exercise. The Committee may permit a Participant to satisfy any amounts required to be withheld under applicable Federal, state and local tax laws, in effect from time to time, by electing to have withheld a portion of the shares of Common Stock to be delivered for the payment of such taxes.


ARTICLE 8  --  SARs

8.1  In General

Awards may be granted under the Plan by the Committee to Eligible
Employees in the form of SARs. These SARs shall be freestanding stock appreciation rights (i.e., stock appreciation rights which are not Tandem SARs).

8.2  Terms and Conditions of SARs

SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The exercise price of an SAR shall be not less than 100% of the fair market value of the Common Stock, as determined by the Committee, on the Effective Date of the SAR's grant. Moreover, all SARs shall not expire later than 10 years from the Effective Date of the SAR's grant

8.3  Deemed Exercise

The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

8.4  Additional Terms and Conditions

The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

ARTICLE 9  --  PAYMENT OF AWARDS


9.1  In General

Payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.

9.2  Termination of Employment

If a Participant's employment with PVI terminates for a reason other than death, Disability, Retirement, or any Approved Reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, shall be canceled or forfeited, as the case may be, unless the Participant's Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to determine the treatment of an Award under the Plan in the event of the Participant's death, Disability, Retirement or termination for an Approved Reason.

9.3  Noncompetition

A Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, if, (i) in the opinion of the Committee, the Participant, without the prior written consent of Kodak, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, stockholder, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or PVI; (ii) at any time divulges to any person or any entity other than the Company or PVI any trade secrets, methods, processes or the proprietary or confidential information of the Company or PVI; or (iii) the Participant performs any act or engages in any activity which in the opinion of Kodak's CEO is inimical to the best interests of the Company or PVI. For purposes of this
Section 9.3, a Participant shall not be deemed a stockholder if the Participant's record and beneficial ownership amount to not more than 1% of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

ARTICLE 10  --  CHANGE IN OWNERSHIP

10.1  Background

Notwithstanding any provision contained in the Plan, the provisions of this Article 10 shall control over any contrary provision. Upon a Change In Ownership: (i) the terms of this Article 10 shall immediately become operative, without further action or consent by any person or entity; (ii) all terms, conditions, restrictions, and limitations in effect on any unexercised, unvested, unearned and/or unpaid Award, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall immediately and automatically become one hundred percent (100%) vested.

10.2  Valuation of Awards

Upon a Change In Ownership, all outstanding SARs and stock options shall be valued and cashed out on the basis of the Change In Control Price.


10.3  Payment of Awards

Upon a Change In Ownership, any Participant, whether or not he or she is still employed by PVI, shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the Change In Ownership, all of his or her SARs and stock options.

10.4  Miscellaneous

Upon a Change In Ownership, no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Ownership.

ARTICLE 11  --  CHANGE IN CONTROL

11.1  Background

Notwithstanding any provision contained in the Plan, the provisions of this Article 11 shall control over any contrary provision. All Participants shall be eligible for the treatment afforded by this
Article 11 if their employment terminates within two years following a Change In Control, unless the termination is due to (i) death, (ii) Disability, (iii) Cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in Kodak's Termination Allowance Plan), or that is not in the same geographic area (as defined in Kodak's Termination Allowance Plan), or (B) resignation within 30 days following a reduction in base pay, or (v) Retirement.

11.2  Vesting and Lapse of Restrictions

If a Participant is eligible for treatment under this Article 11, (i) all of the terms, conditions, restrictions, and limitations in effect on any of his or her unexercised, unvested, unearned, and/or unpaid Awards shall immediately lapse as of the date of his or her termination of employment; (ii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of his or her Awards on or after such date, and in no event shall any of his or her Awards be forfeited on or after such date; and (iii) all of his or her unexercised, unvested, unearned and/or unpaid Awards shall automatically become one hundred percent (100%) vested immediately upon his or her termination of employment.

11.3  Valuation of Awards

If a Participant is eligible for treatment under this Article 11, his or her Awards shall be valued and cashed out in accordance with the provisions of Section 10.2.

11.4  Payment of Awards.

If a Participant is eligible for treatment under this Article 11, he or she shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the date of his or her termination of employment, all of his or her SARs and stock options.

11.5  Miscellaneous.

Upon a Change In Control, no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change In Control or to which he or she may become entitled as a result of such Change In Control.

ARTICLE 12  --  MISCELLANEOUS

12.1  Nonassignability

Except as otherwise determined by the Committee, no Awards or any other payment under the Plan shall be subject to any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

12.2  Withholding Taxes

Kodak shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to Kodak, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

12.3  Amendments to Awards

The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

12.4.  Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, Kodak shall have no obligation to issue or deliver certificates of Common Stock evidencing any Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which Kodak shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which Kodak shall, in its sole discretion, determine to be necessary or advisable.

12.5  No Right to Continued Employment or Grants

Participation in the Plan shall not give a Participant any right to remain in the employ of PVI. PVI may terminate any employee at any time. Further, the adoption of this Plan shall not be deemed to give any employee or any other individual any right to be selected as a Participant or to be granted an Award.

12.6.  Amendment/Termination

The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may at any time and from time to time, with or without prior notice, amend the Plan in any manner.

12.7  Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable
Federal Law.

12.8  No Right, Title, or Interest in Company Assets

No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from Kodak under the Plan, such rights shall be no greater than the rights of an unsecured creditor of Kodak and the Participant shall not have any rights in or against any specific assets of Kodak. All of the Awards granted under the Plan shall be unfunded.

12.9  Section 16 of the Exchange Act

In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant's ability to exercise Awards under Kodak's broker-assisted exercise program.

12.10  No Guarantee of Tax Consequences

No person connected with the Plan in any capacity, including, but not limited to, Kodak and its directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

12.11  Other Benefits

No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any Company or PVI retirement plan nor affect any benefits or compensation under any other benefit or compensation plan of the Company or PVI now or subsequently in effect.




EXHIBIT 5




June 25 1998


Eastman Kodak Company
343 State Street
Rochester, New York 14650

Ladies and Gentlemen:

I am General Counsel and Senior Vice President of Eastman Kodak
Company, a New Jersey corporation ("Kodak").

With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed today by Kodak with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 350,000 shares of common stock, $2.50 par value, of Kodak (the "Shares") to be granted to participants, or issued upon the exercise of options and stock appreciation rights, or issued in connection with other awards granted under the Eastman Kodak Company 1998 Stock Option Plan For PictureVision, Inc. (the "Plan"), I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and other documents and instruments, and such questions of law, as I have considered necessary or desirable for the purpose of this opinion.

Based on the foregoing, I am of the opinion that when the Registration Statement has become effective and the Shares have been issued and delivered as contemplated in the Plan, the Shares will be legally issued, fully paid, and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gary P. Van Graafeiland

Gary P. Van Graafeiland
General Counsel and Senior Vice President



EXHIBIT 23A




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 14, 1998, appearing on page 20 of Eastman Kodak Company's Annual Report on Form 10-K for the year ended December 31, 1997.



Price Waterhouse LLP
Rochester, New York
June 25, 1998




June 25, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Eastman Kodak Company Registration Statement on Form S-8
Relating to Securities to be Issued Under the Eastman Kodak
Company 1998 Stock Option Plan For PictureVision, Inc.


Ladies and Gentlemen:

We are filing today by electronic EDGAR transmission Eastman Kodak
Company's
Registration Statement on Form S-8 for the Eastman Kodak Company 1998 Stock Option Plan For PictureVision, Inc. The filing fee of
$6,972.60 was transferred on June 24, 1998, to the Commission's account at Mellon Bank in Pittsburgh, PA.

Please call the undersigned at 716-724-4368 if you have any questions.

Very truly yours,



EASTMAN KODAK COMPANY

/s/ Joyce P. Haag

Joyce P. Haag
Secretary


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